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                                EXHIBIT 99.1

                                PRESS RELEASE


FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT

CONTACT: Xavier Hermosillo, Corporate Communications and Investor Relations (310-832-2999)

                     METAL MANAGEMENT ANNOUNCES $25,000,000
               PRIVATE EQUITY PLACEMENT TO AFFILIATE OF SAM ZELL

Chicago, IL - Dec. 19, 1997 - Metal Management, Inc. (Nasdaq: MTLM) ("Metal Management") today announced the completion of a $25,000,000 private equity placement to an affiliate of noted Chicago investor Sam Zell. In the transaction, Samstock, L.L.C., an affiliate of Sam Zell's Equity Group Investments, Inc., received 1,470,588 shares of Metal Management's common stock, and warrants to purchase an additional 400,000 shares of common stock at $20 per share and 200,000 shares at $23 per share. The warrants are subject to mandatory exercise under certain circumstances.

        T. Benjamin Jennings, Metal Management's Chairman and Chief Development Officer said, "We are excited to have such a quality organization involved with our company. Between the Zell organization's capital sources, sophisticated business experience, and a common philosophical approach of creating long term shareholder value, we look forward to this partnership with our new shareholders."
        Sam Zell added, "We are enthusiastic about this investment and have a lot of faith in the management and the strategic direction of the company."
        In addition to the equity investment, Rod Dammeyer, of Equity Group Investments, Inc. will join Metal Management's Board of Directors.
        Metal Management, Inc., headquartered in Chicago, is a rapidly-growing consolidator of the scrap metal recycling industry, building a quality company through strategic integration and internal growth.
        The Metal Management group of companies includes Cozzi Iron & Metal, Inc. of Chicago, one of the largest scrap metal operations in the U.S., Proler Southwest, Inc. of Houston, Texas, a leading recycler of industrial ferrous scrap on the Houston Ship Channel, the Isaac Group of Companies of Toledo, one of the world's largest briquetting operations, Reserve Iron & Metal L.P. of Cleveland and Chicago, a major ferrous metal-breaking operation, the MacLeod Group of Companies in Los Angeles, a major wire chopper and processor, HouTexMetals Company, a significant supplier of ferrous metals to minimills, which is located on the Houston Ship Channel, EMCO Recycling of Phoenix, one of the largest scrap metal recyclers in Arizona, and Kankakee Scrap Corp of Illinois.
        Metal Management currently has several acquisitions pending. The Company has signed a definitive agreement to acquire Houston Compressed Steel Corp. of Houston, as well as binding letters of intent or letters of intent to acquire Superior Forge, Inc. of Huntington Beach, California, Salt River Recycling, L.L.C. of Phoenix, Arizona, Goldin Industries of Gulfport, Mississippi,
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PerlCo, L.L.C. of Memphis, Tennessee, Aerospace Metals, Inc. of
Hartford, Connecticut, the Yonack and Gold Metal Group of Companies in Dallas, with scrap metal operations throughout Texas and in Arkansas, and also Chicago-area scrap metal recyclers Accurate Iron & Metal Co.,138 Scrap Inc., and Katrick Inc.
     All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect the Company's current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from the Company's execution of the Company's industry consolidation strategy. As discussed in the Company's annual report for the period ended March 31, 1997, its quarterly reports for the periods ended June 30, 1997 and September 30, 1997, and its proxy statement dated November 20, 1997, some of the factors which could affect the Company's performance include, among other things: possible inability to replace short term financing with longer term capital commitments, possible inability to obtain capital through debt and/or equity placements sufficient to fund cash requirements under acquisition and merger agreements, risk of expansion strategy, cyclicality of operating results, price fluctuations, existing and future debt of the Company, competition in the scrap metal industry, immediate and future capital requirements, substantial leverage, reliance on management and principal stockholders, and environmental matters.